1(212) 318-6275
rachaelschwartz@paulhastings.com

June 21, 2012	27217.00048

ADVISORS SERIES TRUST

615 E. Michigan Street
Milwaukee, WI  53202

Re:	Advisors Series Trust: SiM Dynamic Allocation Equity Income Fund

Gentlemen:

We have acted as counsel to Advisors Series Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s Registration Statement filed on Form N-14 with the Securities and Exchange Commission (the “Registration Statement”) relating to the issuance by the Trust of an indefinite number of $0.01 par value shares of beneficial interest (the “Shares”) in respect of the SiM Dynamic Allocation Equity Income Fund, a series of the Trust (the “Fund”) to be issued to shareholders of the SiM Dynamic Allocation Balanced Income Fund pursuant to an Agreement and Plan of Reorganization.

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.  We have based our opinion on our review of the following:

(a) the Trust’s Certificate of Trust (the “Certificate of Trust”) as filed with the Delaware Secretary of State on October 3, 1996, and the amendment thereto filed with the Delaware Secretary of State on April 3, 2001, certified to us by an officer of the Trust as being a true and correct copy of the Certificate of Trust and in effect on the date hereof;

(b) the Trust’s Agreement and Declaration of Trust dated October 3, 1996 (the “Declaration of Trust”), certified to us by an officer of the Trust as being a true and correct copy of the Declaration of Trust and in effect on the date hereof;

(c) the Trust’s Bylaws (the “Bylaws”) certified to us by an officer of the Trust as being a true and correct copy of the Bylaws and in effect on the date hereof;

(d) resolutions of the Trust’s Board of Trustees adopted on June 11-12, 2012, authorizing the filing of the registration statement on Form N-14, approving the issuance of shares of the Fund and approving the Agreement and Plan of Reorganization, certified to us by an officer of the Trust as being true and complete and in full force and effect through the date hereof;

Paul Hastings LLP	75 East 55th Street T: 1.212.318.6000	New York, NY 10022 www.paulhastings.com

Advisors Series Trust
June 21, 2012

(e) a copy of the Registration Statement as filed with the Securities and Exchange Commission on Form N-14; and

(f) a certificate of an officer of the Trust as to certain factual matters relevant to this opinion.

Our opinion below is limited to the federal law of the United States of America and the statutory trust law of the State of Delaware as reflected in Chapter 38 of Title 12 of the Delaware Code (the “Delaware Statutory Trust Act”) and reported judicial decisions interpreting that law.  We are not licensed to practice law in the State of Delaware.  We express no opinion as to the applicability or effect of the law of any jurisdiction other than that of the United States of America and the Delaware Statutory Trust Act, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be sold for consideration at their net asset value on the date of their issuance in accordance with statements in the Registration Statement, in the Agreement and Plan of Reorganization, and in accordance with the Declaration of Trust, (ii) all consideration for the Shares issued by the Fund will be actually received by the Fund, and (iii) all applicable securities laws will be complied with and the Registration Statement with respect to the offering of Shares will be effective, then it is our opinion that, when issued and sold by the Fund, the Shares will be legally issued, fully paid and nonassessable by the Trust.

This opinion is rendered solely for the benefit of the Trust and its shareholders in connection with the Registration Statement on Form N-14 with respect to the Fund and may not be otherwise quoted or relied upon by any other person, firm, corporation or other entity, without our prior written consent.  We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to (i) the reference of our firm as Legal Counsel in the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

LEGAL_US_E # 99039748.1